Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports Record Revenues and Gross Profit in the Second Quarter of 2025
•Current quarter diluted earnings per common share from continuing operations of $10.77 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $11.52, increases of 6.1% and 17.5%, respectively, over the comparable prior year quarter
•Total revenues and gross profit of $5.7 billion and $935.8 million, both quarterly records, increased 21.4% and 22.1%, respectively, over the comparable prior year quarter
•Parts and service gross profit of $402.8 million (as reported) and $355.1 million (on a same store basis), increased 27.1% and 14.0%, respectively, over the comparable prior year quarter, with strong customer pay same store revenue growth exceeding 13.6% in the U.S. and U.K.
HOUSTON, TX, July 24, 2025 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 258 dealerships located in the U.S. and U.K., today reported financial results for the second quarter of 2025 (“current quarter”).

“We were pleased with our growth in the second quarter. Same store revenues increased 7.1%. Parts and service was a bright spot in both markets, driven by double digit same store growth in customer pay and a tailwind from warranty. F&I was also a good story, especially in the U.K. where same store gross profit per unit rose over 26%, and we closed on three outstanding dealerships in the U.S.,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer.

“The U.K. market continues to be challenging in terms of industry volumes and with BEV mandate-related margin pressures. Integration efforts are largely complete, and most U.K. brands are performing to expectations, with positive momentum anticipated in the second half of the year. SG&A leverage improvement remains a focus in the U.K., with room for further gains.

We’ll continue to pursue balanced growth while executing opportunistic share repurchases. Additionally, we’re actively reviewing underperforming stores and developing appropriate plans.”
Reconciliations for financial results, non-GAAP metrics and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Total revenues for the current quarter were $5.7 billion, a 21.4% increase compared to $4.7 billion for the second quarter of 2024 (“prior year quarter”).
•Net income from continuing operations for the current quarter was $139.8 million, a 1.4% increase compared to $137.9 million for the prior year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $149.6 million, a 12.4% increase compared to $133.1 million for the prior year quarter.
•Current quarter diluted earnings per common share from continuing operations was $10.77, a 6.1% increase compared to $10.15 for the prior year quarter. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $11.52, a 17.5% increase compared to $9.80 for the prior year quarter.

Second Quarter 2025 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	2Q25	Change	2Q25	Change
Total revenues	$5.7B	+21.4%	$5.0B	+7.1%
Total gross profit (“GP”)	$935.8M	+22.1%	$831.7M	+10.1%
NV units sold	55,763	+17.0%	48,565	+3.6%
NV GP per retail unit (“PRU”)	$3,557	(0.3)%	$3,552	(0.5)%
Used vehicle (“UV”) retail units sold	60,240	+22.3%	50,968	+4.9%
UV retail GP PRU	$1,600	(2.3)%	$1,653	+1.1%
Parts & service (“P&S”) GP	$402.8M	+27.1%	$355.1M	+14.0%
P&S Gross Margin (“GM”)	56.1%	+0.9%	56.0%	+0.9%
Finance and Insurance (“F&I”) revenues	$237.8M	+18.8%	$219.0M	+10.6%
F&I GP PRU	$2,050	(0.7)%	$2,200	+6.0%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	69.0%	+418 bps	66.6%	(55) bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	68.7%	+237 bps	66.2%	+50 bps
U.K. Update
The Company recognized $7.6 million in restructuring charges in the U.K. in the current quarter, consisting of additional workforce realignment and strategic closing of certain facilities. Year to date, the Company has recognized $18.7 million in U.K. restructuring charges. The Company expects additional less significant activities to occur in 2025, which are intended to further optimize operations and reduce costs.
Corporate Development
During the current quarter, the Company acquired two businesses involving three dealerships located in the U.S. These acquisitions are expected to generate approximately $330 million in annual revenues. Year to date, the Company has successfully acquired and integrated dealership operations with total expected annual revenues of approximately $430 million. The Company remains focused on quickly and efficiently integrating acquisitions into existing operations to drive incremental value creation for shareholders.
During the current quarter, the Company disposed of one Subaru dealership and one Chrysler Jeep Dodge RAM dealership in the U.S. and closed two Mercedes-Benz dealerships in the U.K. These dealerships generated approximately $175 million in annualized revenues, bringing year-to-date total annualized revenues associated with dealership dispositions and franchise terminations for the Company to $470 million.
Share Repurchases
During the current quarter, the Company repurchased 114,918 shares, at an average price per common share of $387.39, for a total of $44.5 million, excluding excise taxes of $0.4 million.
During the six months ended June 30, 2025, the Company repurchased 401,649 shares, representing approximately 3.0% of the Company’s outstanding common shares at January 1 of the current year, at an average price per common share of $416.62, for a total of $167.3 million, excluding excise taxes of $1.1 million.
As of June 30, 2025, the Company had an aggregate 12.9 million outstanding common shares and unvested restricted stock awards. As of June 30, 2025, the Company had $308.8 million remaining on its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations in the open market, pursuant to Rule 10b5-1 trading plans or in privately negotiated transactions, and subject to Board approval and covenant restrictions.

Second Quarter 2025 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10:00 a.m. ET to discuss the second quarter 2025 financial results. The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     1534973
A telephonic replay will be available following the call through July 31, 2025, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    7076195
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 258 automotive dealerships, 322 franchises, and 39 collision centers in the United States and the United Kingdom that offer 36 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, (c) developments in U.S. and global trade policy, including the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions, vehicle and part cost increases and demand decreases, and potential recessions in the U.S. and U.K.), (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations, including BEV mandates in the U.K. (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms, and employment compensation costs associated with the cybersecurity incident experienced by third-party software provider, CDK Global LLC in June 2024. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,735.5	$2,364.2	$371.3	15.7%
Used vehicle retail sales	1,848.2	1,453.2	395.0	27.2%
Used vehicle wholesale sales	163.8	104.3	59.5	57.0%
Parts and service sales	718.4	574.5	143.8	25.0%
Finance, insurance and other, net	237.8	200.1	37.6	18.8%
Total revenues	5,703.5	4,696.4	1,007.2	21.4%
COST OF SALES:
New vehicle retail sales	2,537.1	2,194.1	343.0	15.6%
Used vehicle retail sales	1,751.8	1,372.6	379.2	27.6%
Used vehicle wholesale sales	163.3	105.4	57.8	54.8%
Parts and service sales	315.6	257.7	57.9	22.5%
Total cost of sales	4,767.8	3,929.8	837.9	21.3%
GROSS PROFIT	935.8	766.5	169.3	22.1%
Selling, general and administrative expenses	646.1	497.2	148.9	29.9%
Depreciation and amortization expense	28.7	28.2	0.5	1.9%
Asset impairments	0.4	—	0.4	100.0%
Restructuring charges	7.6	—	7.6	100.0%
INCOME FROM OPERATIONS	253.0	241.1	11.8	4.9%
Floorplan interest expense	26.4	24.7	1.8	7.1%
Other interest expense, net	42.7	33.4	9.3	27.9%
Other expense	—	0.1	(0.1)	(82.2)%
INCOME BEFORE INCOME TAXES	183.9	183.0	0.9	0.5%
Provision for income taxes	44.0	45.2	(1.1)	(2.5)%
Net income from continuing operations	139.8	137.9	2.0	1.4%
Net income from discontinued operations	0.7	0.3	0.4	134.2%
NET INCOME	$140.5	$138.2	$2.4	1.7%
Less: Earnings allocated to participating securities	1.6	2.9	(1.4)	(46.1)%
Net income available to diluted common shares	$139.0	$135.2	$3.7	2.8%
Diluted earnings per share from continuing operations	$10.77	$10.15	$0.62	6.1%
Diluted earnings per share from discontinued operations	$0.05	$0.02	$0.03	144.9%
DILUTED EARNINGS PER SHARE	$10.82	$10.17	$0.65	6.4%
Weighted average dilutive common shares outstanding	12.8	13.3	(0.5)	(3.4)%
Weighted average participating securities	0.1	0.3	(0.1)	(49.3)%
Total weighted average shares	13.0	13.6	(0.6)	(4.4)%
Effective tax rate on continuing operations	24.0%	24.7%	(0.7)%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Six Months Ended June 30,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$5,415.4	$4,546.8	$868.6	19.1%
Used vehicle retail sales	3,603.6	2,870.0	733.6	25.6%
Used vehicle wholesale sales	315.4	210.3	105.0	49.9%
Parts and service sales	1,410.4	1,150.8	259.7	22.6%
Finance, insurance and other, net	464.0	389.0	75.0	19.3%
Total revenues	11,208.8	9,166.9	2,041.9	22.3%
COST OF SALES:
New vehicle retail sales	5,027.4	4,217.2	810.2	19.2%
Used vehicle retail sales	3,413.7	2,707.2	706.4	26.1%
Used vehicle wholesale sales	313.3	212.4	101.0	47.5%
Parts and service sales	626.7	520.9	105.8	20.3%
Total cost of sales	9,381.1	7,657.7	1,723.4	22.5%
GROSS PROFIT	1,827.7	1,509.1	318.6	21.1%
Selling, general and administrative expenses	1,263.4	973.3	290.0	29.8%
Depreciation and amortization expense	58.0	52.0	6.0	11.5%
Asset impairments	0.8	—	0.8	100.0%
Restructuring charges	18.7	—	18.7	100.0%
INCOME FROM OPERATIONS	486.9	483.8	3.1	0.6%
Floorplan interest expense	53.3	45.2	8.1	18.0%
Other interest expense, net	82.5	62.7	19.8	31.5%
Other income	(0.2)	(0.4)	0.1	(37.1)%
INCOME BEFORE INCOME TAXES	351.4	376.3	(24.9)	(6.6)%
Provision for income taxes	83.8	91.0	(7.2)	(8.0)%
Net income from continuing operations	267.6	285.3	(17.7)	(6.2)%
Net income from discontinued operations	1.0	0.8	0.2	31.6%
NET INCOME	$268.6	$286.1	$(17.4)	(6.1)%
Less: Earnings allocated to participating securities	3.2	6.3	(3.1)	(49.2)%
Net income available to diluted common shares	$265.4	$279.8	$(14.3)	(5.1)%
Diluted earnings per share from continuing operations	$20.40	$20.91	$(0.51)	(2.5)%
Diluted earnings per share from discontinued operations	$0.08	$0.06	$0.02	36.9%
DILUTED EARNINGS PER SHARE	$20.48	$20.97	$(0.49)	(2.4)%
Weighted average dilutive common shares outstanding	13.0	13.3	(0.4)	(2.8)%
Weighted average participating securities	0.2	0.3	(0.1)	(47.9)%
Total weighted average shares	13.1	13.6	(0.5)	(3.8)%
Effective tax rate on continuing operations	23.8%	24.2%	(0.3)%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	June 30, 2025	December 31, 2024	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$52.7	$34.4	$18.3	53.1%
Inventories, net	$2,658.2	$2,636.8	$21.4	0.8%
Floorplan notes payable, net (1)	$1,945.0	$2,022.1	$(77.1)	(3.8)%
Total debt	$3,215.8	$2,913.1	$302.6	10.4%
Total equity	$3,136.0	$2,974.3	$161.7	5.4%
(1) Amounts are net of offset accounts of $321.0 and $288.2, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	73.6%	82.4%	70.5%	81.1%
United Kingdom	26.4%	17.6%	29.5%	18.9%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	26.7%	26.5%	24.9%	26.0%
Volkswagen/Audi/Porsche/SEAT/SKODA	14.3%	13.2%	15.8%	13.5%
BMW/MINI	11.7%	10.6%	12.0%	11.2%
Mercedes-Benz/Sprinter	7.6%	5.6%	8.5%	5.7%
Honda/Acura	8.9%	10.1%	8.5%	9.4%
Chevrolet/GMC/Buick	8.8%	9.6%	8.3%	9.3%
Ford/Lincoln	7.1%	7.1%	6.8%	7.2%
Hyundai/Kia/Genesis	5.6%	6.0%	5.4%	5.7%
Jaguar/Land Rover	2.2%	1.7%	2.6%	1.9%
Subaru	2.2%	3.4%	2.5%	3.4%
Nissan	2.1%	2.4%	2.0%	2.5%
Chrysler/Dodge/Jeep/RAM	1.6%	2.5%	1.7%	2.6%
Mazda	1.1%	1.2%	1.1%	1.3%
Other	0.1%	0.1%	0.1%	0.1%
	100.0%	100.0%	100.0%	100.0%

	June 30, 2025	December 31, 2024	June 30, 2024
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	43	44	56
Used vehicle inventory	35	39	34
U.S.
New vehicle inventory	48	43	62
Used vehicle inventory	31	29	30
U.K.
New vehicle inventory	32	45	35
Used vehicle inventory	43	67	49
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,735.5	$2,364.2	$371.3	15.7%	$33.7	14.3%
Used vehicle retail sales	1,848.2	1,453.2	395.0	27.2%	35.5	24.7%
Used vehicle wholesale sales	163.8	104.3	59.5	57.0%	4.3	52.9%
Total used	2,012.0	1,557.5	454.4	29.2%	39.8	26.6%
Parts and service sales	718.4	574.5	143.8	25.0%	9.0	23.5%
F&I, net	237.8	200.1	37.6	18.8%	2.2	17.7%
Total revenues	$5,703.5	$4,696.4	$1,007.2	21.4%	$84.7	19.6%
Gross profit:
New vehicle retail sales	$198.4	$170.0	$28.3	16.6%	$2.7	15.1%
Used vehicle retail sales	96.4	80.7	15.7	19.5%	1.5	17.6%
Used vehicle wholesale sales	0.5	(1.1)	1.6	143.8%	(0.1)	NM
Total used	96.9	79.5	17.4	21.8%	1.4	20.1%
Parts and service sales	402.8	316.8	85.9	27.1%	5.3	25.5%
F&I, net	237.8	200.1	37.6	18.8%	2.2	17.7%
Total gross profit	$935.8	$766.5	$169.3	22.1%	$11.5	20.6%
Gross margin:
New vehicle retail sales	7.3%	7.2%	0.1%
Used vehicle retail sales	5.2%	5.6%	(0.3)%
Used vehicle wholesale sales	0.3%	(1.1)%	1.4%
Total used	4.8%	5.1%	(0.3)%
Parts and service sales	56.1%	55.1%	0.9%
Total gross margin	16.4%	16.3%	0.1%
Units sold:
Retail new vehicles sold (1)	55,763	47,661	8,102	17.0%
Retail used vehicles sold (1)	60,240	49,260	10,980	22.3%
Wholesale used vehicles sold	17,030	11,819	5,211	44.1%
Total used	77,270	61,079	16,191	26.5%
Average sales price per unit sold:
New vehicle retail (1)	$50,557	$49,996	$561	1.1%	$617	(0.1)%
Used vehicle retail (1)	$30,713	$29,501	$1,212	4.1%	$590	2.1%
Gross profit per unit sold:
New vehicle retail sales	$3,557	$3,568	$(11)	(0.3)%	$48	(1.7)%
Used vehicle retail sales	$1,600	$1,638	$(37)	(2.3)%	$25	(3.8)%
Used vehicle wholesale sales	$29	$(96)	$125	130.4%	$(6)	136.6%
Total used	$1,254	$1,302	$(48)	(3.7)%	$18	(5.1)%
F&I PRU	$2,050	$2,065	$(15)	(0.7)%	$19	(1.6)%
Other:
SG&A expenses	$646.1	$497.2	$148.9	29.9%	$9.6	28.0%
Adjusted SG&A expenses (2)	$642.5	$508.2	$134.4	26.4%	$9.6	24.5%
SG&A as % gross profit	69.0%	64.9%	4.2%
Adjusted SG&A as % gross profit (2)	68.7%	66.3%	2.4%
Operating margin %	4.4%	5.1%	(0.7)%
Adjusted operating margin % (2)	4.7%	5.0%	(0.3)%
Pretax margin %	3.2%	3.9%	(0.7)%
Adjusted pretax margin % (2)	3.4%	3.7%	(0.3)%
Floorplan expense:
Floorplan interest expense	$26.4	$24.7	$1.8	7.1%	$0.3	5.8%
Less: Floorplan assistance (3)	22.6	21.0	1.6	7.8%	—	7.8%
Net floorplan expense	$3.8	$3.7	$0.1		$0.3
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$5,415.4	$4,546.8	$868.6	19.1%	$34.1	18.4%
Used vehicle retail sales	3,603.6	2,870.0	733.6	25.6%	31.5	24.5%
Used vehicle wholesale sales	315.4	210.3	105.0	49.9%	4.0	48.0%
Total used	3,919.0	3,080.3	838.7	27.2%	35.5	26.1%
Parts and service sales	1,410.4	1,150.8	259.7	22.6%	7.9	21.9%
F&I, net	464.0	389.0	75.0	19.3%	2.0	18.8%
Total revenues	$11,208.8	$9,166.9	$2,041.9	22.3%	$79.4	21.4%
Gross profit:
New vehicle retail sales	$388.0	$329.6	$58.4	17.7%	$2.8	16.9%
Used vehicle retail sales	189.9	162.7	27.2	16.7%	1.3	15.9%
Used vehicle wholesale sales	2.0	(2.0)	4.1	NM	(0.1)	NM
Total used	192.0	160.7	31.3	19.5%	1.2	18.7%
Parts and service sales	783.8	629.9	153.9	24.4%	4.7	23.7%
F&I, net	464.0	389.0	75.0	19.3%	2.0	18.8%
Total gross profit	$1,827.7	$1,509.1	$318.6	21.1%	$10.7	20.4%
Gross margin:
New vehicle retail sales	7.2%	7.2%	(0.1)%
Used vehicle retail sales	5.3%	5.7%	(0.4)%
Used vehicle wholesale sales	0.6%	(1.0)%	1.6%
Total used	4.9%	5.2%	(0.3)%
Parts and service sales	55.6%	54.7%	0.8%
Total gross margin	16.3%	16.5%	(0.2)%
Units sold:
Retail new vehicles sold (1)	111,862	91,963	19,899	21.6%
Retail used vehicles sold (1)	119,858	98,443	21,415	21.8%
Wholesale used vehicles sold	33,384	23,647	9,737	41.2%
Total used	153,242	122,090	31,152	25.5%
Average sales price per unit sold:
New vehicle retail (1)	$50,210	$49,858	$353	0.7%	$313	0.1%
Used vehicle retail (1)	$30,084	$29,154	$931	3.2%	$263	2.3%
Gross profit per unit sold:
New vehicle retail sales	$3,469	$3,584	$(115)	(3.2)%	$25	(3.9)%
Used vehicle retail sales	$1,585	$1,653	$(68)	(4.1)%	$11	(4.8)%
Used vehicle wholesale sales	$61	$(86)	$147	NM	$(2)	NM
Total used	$1,253	$1,316	$(64)	(4.8)%	$8	(5.4)%
F&I PRU	$2,002	$2,043	$(41)	(2.0)%	$9	(2.4)%
Other:
SG&A expenses	$1,263.4	$973.3	$290.0	29.8%	$8.5	28.9%
Adjusted SG&A expenses (2)	$1,262.8	$1,008.3	$254.5	25.2%	$8.5	24.4%
SG&A as % gross profit	69.1%	64.5%	4.6%
Adjusted SG&A as % gross profit (2)	69.1%	66.8%	2.3%
Operating margin %	4.3%	5.3%	(0.9)%
Adjusted operating margin % (2)	4.5%	4.9%	(0.4)%
Pretax margin %	3.1%	4.1%	(1.0)%
Adjusted pretax margin % (2)	3.3%	3.8%	(0.4)%
Floorplan expense:
Floorplan interest expense	$53.3	$45.2	$8.1	18.0%	$0.3	17.3%
Less: Floorplan assistance (3)	43.0	39.3	3.7	9.4%	—	9.5%
Net floorplan expense	$10.3	$5.9	$4.4		$0.3
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,132.9	$2,009.5	$123.4	6.1%
Used vehicle retail sales	1,203.2	1,151.9	51.3	4.5%
Used vehicle wholesale sales	86.5	78.4	8.1	10.3%
Total used	1,289.7	1,230.4	59.4	4.8%
Parts and service sales	555.5	497.4	58.1	11.7%
F&I, net	199.0	183.9	15.1	8.2%
Total revenues	$4,177.2	$3,921.2	$256.0	6.5%
Gross profit:
New vehicle retail sales	$150.5	$144.3	$6.2	4.3%
Used vehicle retail sales	68.6	65.8	2.8	4.3%
Used vehicle wholesale sales	2.5	1.3	1.2	97.6%
Total used	71.1	67.1	4.0	6.0%
Parts and service sales	308.1	272.5	35.7	13.1%
F&I, net	199.0	183.9	15.1	8.2%
Total gross profit	$728.7	$667.7	$61.0	9.1%
Gross margin:
New vehicle retail sales	7.1%	7.2%	(0.1)%
Used vehicle retail sales	5.7%	5.7%	—%
Used vehicle wholesale sales	2.9%	1.6%	1.3%
Total used	5.5%	5.5%	0.1%
Parts and service sales	55.5%	54.8%	0.7%
Total gross margin	17.4%	17.0%	0.4%
Units sold:
Retail new vehicles sold	41,067	39,273	1,794	4.6%
Retail used vehicles sold	39,665	38,611	1,054	2.7%
Wholesale used vehicles sold	9,661	8,964	697	7.8%
Total used	49,326	47,575	1,751	3.7%
Average sales price per unit sold:
New vehicle retail	$51,938	$51,169	$769	1.5%
Used vehicle retail	$30,335	$29,834	$501	1.7%
Gross profit per unit sold:
New vehicle retail sales	$3,664	$3,674	$(10)	(0.3)%
Used vehicle retail sales	$1,730	$1,705	$25	1.5%
Used vehicle wholesale sales	$259	$141	$118	83.3%
Total used	$1,442	$1,410	$32	2.3%
F&I PRU	$2,465	$2,361	$104	4.4%
Other:
SG&A expenses	$471.6	$417.6	$53.9	12.9%
Adjusted SG&A expenses (1)	$468.0	$429.9	$38.1	8.9%
SG&A as % gross profit	64.7%	62.5%	2.2%
Adjusted SG&A as % gross profit (1)	64.2%	64.4%	(0.2)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$4,101.6	$3,809.4	$292.3	7.7%
Used vehicle retail sales	2,347.6	2,251.4	96.2	4.3%
Used vehicle wholesale sales	178.5	158.3	20.2	12.7%
Total used	2,526.0	2,409.7	116.3	4.8%
Parts and service sales	1,086.8	992.6	94.2	9.5%
F&I, net	384.5	355.2	29.2	8.2%
Total revenues	$8,098.9	$7,566.9	$532.0	7.0%
Gross profit:
New vehicle retail sales	$281.1	$276.2	$4.9	1.8%
Used vehicle retail sales	134.4	132.4	2.0	1.5%
Used vehicle wholesale sales	5.1	2.7	2.4	89.6%
Total used	139.5	135.1	4.4	3.2%
Parts and service sales	598.6	540.3	58.3	10.8%
F&I, net	384.5	355.2	29.2	8.2%
Total gross profit	$1,403.7	$1,306.8	$96.8	7.4%
Gross margin:
New vehicle retail sales	6.9%	7.2%	(0.4)%
Used vehicle retail sales	5.7%	5.9%	(0.2)%
Used vehicle wholesale sales	2.8%	1.7%	1.2%
Total used	5.5%	5.6%	(0.1)%
Parts and service sales	55.1%	54.4%	0.6%
Total gross margin	17.3%	17.3%	0.1%
Units sold:
Retail new vehicles sold	78,902	74,614	4,288	5.7%
Retail used vehicles sold	78,278	76,496	1,782	2.3%
Wholesale used vehicles sold	19,878	18,052	1,826	10.1%
Total used	98,156	94,548	3,608	3.8%
Average sales price per unit sold:
New vehicle retail	$51,984	$51,054	$929	1.8%
Used vehicle retail	$29,990	$29,431	$559	1.9%
Gross profit per unit sold:
New vehicle retail sales	$3,563	$3,701	$(139)	(3.7)%
Used vehicle retail sales	$1,717	$1,731	$(14)	(0.8)%
Used vehicle wholesale sales	$255	$148	$107	72.2%
Total used	$1,421	$1,429	$(8)	(0.6)%
F&I PRU	$2,446	$2,351	$95	4.0%
Other:
SG&A expenses	$919.0	$812.5	$106.5	13.1%
Adjusted SG&A expenses (1)	$919.4	$850.0	$69.4	8.2%
SG&A as % gross profit	65.5%	62.2%	3.3%
Adjusted SG&A as % gross profit (1)	65.5%	65.0%	0.5%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$602.5	$354.6	$247.9	69.9%	$33.7	60.4%
Used vehicle retail sales	645.0	301.3	343.7	114.1%	35.5	102.3%
Used vehicle wholesale sales	77.3	25.9	51.4	198.8%	4.3	182.3%
Total used	722.2	327.1	395.1	120.8%	39.8	108.6%
Parts and service sales	162.8	77.1	85.7	111.2%	9.0	99.5%
F&I, net	38.8	16.3	22.5	138.3%	2.2	125.0%
Total revenues	$1,526.4	$775.2	$751.2	96.9%	$84.7	86.0%
Gross profit:
New vehicle retail sales	$47.9	$25.7	$22.1	86.0%	$2.7	75.5%
Used vehicle retail sales	27.8	14.8	12.9	87.3%	1.5	77.0%
Used vehicle wholesale sales	(2.0)	(2.4)	0.4	16.5%	(0.1)	20.8%
Total used	25.8	12.4	13.3	107.3%	1.4	96.0%
Parts and service sales	94.7	44.4	50.3	113.4%	5.3	101.5%
F&I, net	38.8	16.3	22.5	138.3%	2.2	125.0%
Total gross profit	$207.1	$98.8	$108.3	109.6%	$11.5	97.9%
Gross margin:
New vehicle retail sales	7.9%	7.3%	0.7%
Used vehicle retail sales	4.3%	4.9%	(0.6)%
Used vehicle wholesale sales	(2.6)%	(9.3)%	6.7%
Total used	3.6%	3.8%	(0.2)%
Parts and service sales	58.1%	57.5%	0.6%
Total gross margin	13.6%	12.7%	0.8%
Units sold:
Retail new vehicles sold (1)	14,696	8,388	6,308	75.2%
Retail used vehicles sold (1)	20,575	10,649	9,926	93.2%
Wholesale used vehicles sold	7,369	2,855	4,514	158.1%
Total used	27,944	13,504	14,440	106.9%
Average sales price per unit sold:
New vehicle retail (1)	$46,163	$44,235	$1,928	4.4%	$2,582	(1.5)%
Used vehicle retail (1)	$31,444	$28,293	$3,152	11.1%	$1,732	5.0%
Gross profit per unit sold:
New vehicle retail sales	$3,259	$3,069	$189	6.2%	$183	0.2%
Used vehicle retail sales	$1,350	$1,392	$(43)	(3.1)%	$74	(8.4)%
Used vehicle wholesale sales	$(272)	$(842)	$569	67.7%	$(14)	69.3%
Total used	$922	$920	$2	0.2%	$51	(5.3)%
F&I PRU	$1,099	$855	$244	28.6%	$61	21.5%
Other:
SG&A expenses	$174.5	$79.6	$94.9	119.3%	$9.6	107.2%
Adjusted SG&A expenses (2)	$174.5	$78.2	$96.3	123.1%	$9.6	110.8%
SG&A as % gross profit	84.3%	80.5%	3.7%
Adjusted SG&A as % gross profit (2)	84.3%	79.1%	5.1%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,313.8	$737.4	$576.4	78.2%	$34.1	73.5%
Used vehicle retail sales	1,256.0	618.6	637.5	103.1%	31.5	98.0%
Used vehicle wholesale sales	136.9	52.0	84.9	163.1%	4.0	155.5%
Total used	1,392.9	670.6	722.3	107.7%	35.5	102.4%
Parts and service sales	323.7	158.2	165.5	104.6%	7.9	99.6%
F&I, net	79.5	33.8	45.8	135.5%	2.0	129.6%
Total revenues	$3,109.9	$1,600.0	$1,509.9	94.4%	$79.4	89.4%
Gross profit:
New vehicle retail sales	$106.9	$53.4	$53.5	100.2%	$2.8	95.0%
Used vehicle retail sales	55.5	30.3	25.2	83.3%	1.3	78.9%
Used vehicle wholesale sales	(3.1)	(4.7)	1.7	35.2%	(0.1)	36.9%
Total used	52.5	25.6	26.9	105.1%	1.2	100.3%
Parts and service sales	185.1	89.6	95.6	106.7%	4.7	101.5%
F&I, net	79.5	33.8	45.8	135.5%	2.0	129.6%
Total gross profit	$424.0	$202.3	$221.7	109.6%	$10.7	104.3%
Gross margin:
New vehicle retail sales	8.1%	7.2%	0.9%
Used vehicle retail sales	4.4%	4.9%	(0.5)%
Used vehicle wholesale sales	(2.2)%	(9.1)%	6.8%
Total used	3.8%	3.8%	—%
Parts and service sales	57.2%	56.6%	0.6%
Total gross margin	13.6%	12.6%	1.0%
Units sold:
Retail new vehicles sold (1)	32,960	17,349	15,611	90.0%
Retail used vehicles sold (1)	41,580	21,947	19,633	89.5%
Wholesale used vehicles sold	13,506	5,595	7,911	141.4%
Total used	55,086	27,542	27,544	100.0%
Average sales price per unit sold:
New vehicle retail (1)	$45,327	$44,459	$868	2.0%	$1,174	(0.7)%
Used vehicle retail (1)	$30,261	$28,185	$2,076	7.4%	$760	4.7%
Gross profit per unit sold:
New vehicle retail sales	$3,243	$3,078	$166	5.4%	$84	2.6%
Used vehicle retail sales	$1,336	$1,381	$(45)	(3.2)%	$32	(5.6)%
Used vehicle wholesale sales	$(226)	$(842)	$616	73.2%	$(6)	73.9%
Total used	$953	$929	$24	2.6%	$23	0.1%
F&I PRU	$1,067	$859	$208	24.2%	$27	21.1%
Other:
SG&A expenses	$344.3	$160.8	$183.5	114.1%	$8.5	108.8%
Adjusted SG&A expenses (2)	$343.4	$158.3	$185.0	116.9%	$8.5	111.5%
SG&A as % gross profit	81.2%	79.5%	1.7%
Adjusted SG&A as % gross profit (2)	81.0%	78.3%	2.7%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,457.1	$2,331.6	$125.5	5.4%	$19.2	4.6%
Used vehicle retail sales	1,533.1	1,436.8	96.3	6.7%	18.7	5.4%
Used vehicle wholesale sales	121.5	103.0	18.6	18.0%	2.0	16.1%
Total used	1,654.7	1,539.8	114.9	7.5%	20.7	6.1%
Parts and service sales	633.7	564.7	69.0	12.2%	4.5	11.4%
F&I, net	219.0	198.1	20.9	10.6%	1.2	10.0%
Total revenues	$4,964.5	$4,634.2	$330.3	7.1%	$45.5	6.1%
Gross profit:
New vehicle retail sales	$172.5	$167.3	$5.2	3.1%	$1.4	2.3%
Used vehicle retail sales	84.2	79.4	4.8	6.1%	0.9	5.0%
Used vehicle wholesale sales	0.9	(1.2)	2.1	NM	(0.1)	NM
Total used	85.1	78.2	6.9	8.9%	0.8	7.9%
Parts and service sales	355.1	311.5	43.6	14.0%	2.7	13.1%
F&I, net	219.0	198.1	20.9	10.6%	1.2	10.0%
Total gross profit	$831.7	$755.1	$76.6	10.1%	$6.0	9.3%
Gross margin:
New vehicle retail sales	7.0%	7.2%	(0.2)%
Used vehicle retail sales	5.5%	5.5%	—%
Used vehicle wholesale sales	0.7%	(1.2)%	1.9%
Total used	5.1%	5.1%	0.1%
Parts and service sales	56.0%	55.2%	0.9%
Total gross margin	16.8%	16.3%	0.5%
Units sold:
Retail new vehicles sold (1)	48,565	46,880	1,685	3.6%
Retail used vehicles sold (1)	50,968	48,595	2,373	4.9%
Wholesale used vehicles sold	13,420	11,587	1,833	15.8%
Total used	64,388	60,182	4,206	7.0%
Average sales price per unit sold:
New vehicle retail (1)	$51,028	$50,136	$892	1.8%	$395	1.0%
Used vehicle retail (1)	$30,106	$29,567	$539	1.8%	$367	0.6%
Gross profit per unit sold:
New vehicle retail sales	$3,552	$3,569	$(18)	(0.5)%	$28	(1.3)%
Used vehicle retail sales	$1,653	$1,634	$18	1.1%	$17	0.1%
Used vehicle wholesale sales	$66	$(107)	$173	NM	$(7)	NM
Total used	$1,322	$1,299	$23	1.8%	$12	0.8%
F&I PRU	$2,200	$2,075	$125	6.0%	$12	5.5%
Other:
SG&A expenses	$553.8	$506.9	$46.9	9.2%	$4.8	8.3%
Adjusted SG&A expenses (2)	$550.9	$496.4	$54.5	11.0%	$4.8	10.0%
SG&A as % gross profit	66.6%	67.1%	(0.5)%
Adjusted SG&A as % gross profit (2)	66.2%	65.7%	0.5%
Operating margin %	5.1%	4.8%	0.3%
Adjusted operating margin % (2)	5.1%	5.1%	—%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$4,735.4	$4,462.4	$273.0	6.1%	$19.2	5.7%
Used vehicle retail sales	2,969.6	2,827.8	141.8	5.0%	16.6	4.4%
Used vehicle wholesale sales	237.8	206.4	31.4	15.2%	1.9	14.3%
Total used	3,207.4	3,034.2	173.2	5.7%	18.5	5.1%
Parts and service sales	1,223.7	1,125.6	98.0	8.7%	3.9	8.4%
F&I, net	420.8	383.2	37.6	9.8%	1.1	9.5%
Total revenues	$9,587.2	$9,005.4	$581.8	6.5%	$42.6	6.0%
Gross profit:
New vehicle retail sales	$322.4	$323.0	$(0.6)	(0.2)%	$1.4	(0.6)%
Used vehicle retail sales	162.1	160.1	2.0	1.3%	0.8	0.8%
Used vehicle wholesale sales	3.4	(2.2)	5.5	NM	(0.1)	NM
Total used	165.4	157.9	7.6	4.8%	0.7	4.3%
Parts and service sales	677.8	616.3	61.5	10.0%	2.4	9.6%
F&I, net	420.8	383.2	37.6	9.8%	1.1	9.5%
Total gross profit	$1,586.4	$1,480.3	$106.1	7.2%	$5.6	6.8%
Gross margin:
New vehicle retail sales	6.8%	7.2%	(0.4)%
Used vehicle retail sales	5.5%	5.7%	(0.2)%
Used vehicle wholesale sales	1.4%	(1.1)%	2.5%
Total used	5.2%	5.2%	—%
Parts and service sales	55.4%	54.8%	0.6%
Total gross margin	16.5%	16.4%	0.1%
Units sold:
Retail new vehicles sold (1)	93,963	90,033	3,930	4.4%
Retail used vehicles sold (1)	100,148	96,834	3,314	3.4%
Wholesale used vehicles sold	26,396	23,082	3,314	14.4%
Total used	126,544	119,916	6,628	5.5%
Average sales price per unit sold:
New vehicle retail (1)	$50,902	$49,991	$911	1.8%	$205	1.4%
Used vehicle retail (1)	$29,667	$29,203	$464	1.6%	$166	1.0%
Gross profit per unit sold:
New vehicle retail sales	$3,431	$3,587	$(156)	(4.3)%	$15	(4.8)%
Used vehicle retail sales	$1,618	$1,653	$(35)	(2.1)%	$8	(2.6)%
Used vehicle wholesale sales	$127	$(95)	$222	NM	$(3)	NM
Total used	$1,307	$1,316	$(9)	(0.7)%	$6	(1.1)%
F&I PRU	$2,168	$2,051	$117	5.7%	$6	5.4%
Other:
SG&A expenses	$1,074.7	$999.6	$75.1	7.5%	$4.2	7.1%
Adjusted SG&A expenses (2)	$1,067.1	$982.3	$84.8	8.6%	$4.2	8.2%
SG&A as % gross profit	67.7%	67.5%	0.2%
Adjusted SG&A as % gross profit (2)	67.3%	66.4%	0.9%
Operating margin %	4.8%	4.8%	—%
Adjusted operating margin % (2)	4.9%	5.0%	(0.1)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,116.0	$1,977.0	$139.0	7.0%
Used vehicle retail sales	1,193.4	1,135.5	57.9	5.1%
Used vehicle wholesale sales	85.4	77.1	8.3	10.7%
Total used	1,278.8	1,212.6	66.2	5.5%
Parts and service sales	553.1	490.3	62.7	12.8%
F&I, net	198.1	181.8	16.2	8.9%
Total revenues	$4,146.0	$3,861.8	$284.2	7.4%
Gross profit:
New vehicle retail sales	$148.7	$141.6	$7.1	5.0%
Used vehicle retail sales	68.2	64.6	3.6	5.6%
Used vehicle wholesale sales	2.5	1.2	1.3	112.0%
Total used	70.7	65.7	5.0	7.5%
Parts and service sales	306.8	268.4	38.4	14.3%
F&I, net	198.1	181.8	16.2	8.9%
Total gross profit	$724.3	$657.6	$66.7	10.1%
Gross margin:
New vehicle retail sales	7.0%	7.2%	(0.1)%
Used vehicle retail sales	5.7%	5.7%	—%
Used vehicle wholesale sales	2.9%	1.5%	1.4%
Total used	5.5%	5.4%	0.1%
Parts and service sales	55.5%	54.7%	0.7%
Total gross margin	17.5%	17.0%	0.4%
Units sold:
Retail new vehicles sold	40,802	38,492	2,310	6.0%
Retail used vehicles sold	39,416	37,946	1,470	3.9%
Wholesale used vehicles sold	9,591	8,732	859	9.8%
Total used	49,007	46,678	2,329	5.0%
Average sales price per unit sold:
New vehicle retail	$51,861	$51,361	$500	1.0%
Used vehicle retail	$30,278	$29,924	$354	1.2%
Gross profit per unit sold:
New vehicle retail sales	$3,645	$3,678	$(34)	(0.9)%
Used vehicle retail sales	$1,731	$1,702	$29	1.7%
Used vehicle wholesale sales	$258	$134	$124	93.0%
Total used	$1,443	$1,409	$34	2.4%
F&I PRU	$2,469	$2,379	$90	3.8%
Other:
SG&A expenses	$466.8	$428.7	$38.1	8.9%
Adjusted SG&A expenses (1)	$463.9	$419.5	$44.4	10.6%
SG&A as % gross profit	64.5%	65.2%	(0.7)%
Adjusted SG&A as % gross profit (1)	64.0%	63.8%	0.3%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$3,993.8	$3,725.0	$268.7	7.2%
Used vehicle retail sales	2,298.7	2,209.2	89.5	4.1%
Used vehicle wholesale sales	174.0	154.3	19.7	12.8%
Total used	2,472.7	2,363.6	109.2	4.6%
Parts and service sales	1,062.7	973.1	89.6	9.2%
F&I, net	377.7	349.4	28.3	8.1%
Total revenues	$7,906.9	$7,411.1	$495.8	6.7%
Gross profit:
New vehicle retail sales	$270.4	$269.6	$0.8	0.3%
Used vehicle retail sales	131.5	129.8	1.7	1.3%
Used vehicle wholesale sales	5.0	2.5	2.4	97.0%
Total used	136.4	132.3	4.2	3.2%
Parts and service sales	583.5	529.4	54.1	10.2%
F&I, net	377.7	349.4	28.3	8.1%
Total gross profit	$1,368.0	$1,280.7	$87.3	6.8%
Gross margin:
New vehicle retail sales	6.8%	7.2%	(0.5)%
Used vehicle retail sales	5.7%	5.9%	(0.2)%
Used vehicle wholesale sales	2.9%	1.6%	1.2%
Total used	5.5%	5.6%	(0.1)%
Parts and service sales	54.9%	54.4%	0.5%
Total gross margin	17.3%	17.3%	—%
Units sold:
Retail new vehicles sold	76,755	72,684	4,071	5.6%
Retail used vehicles sold	76,673	74,887	1,786	2.4%
Wholesale used vehicles sold	19,376	17,487	1,889	10.8%
Total used	96,049	92,374	3,675	4.0%
Average sales price per unit sold:
New vehicle retail	$52,032	$51,249	$783	1.5%
Used vehicle retail	$29,981	$29,501	$480	1.6%
Gross profit per unit sold:
New vehicle retail sales	$3,523	$3,709	$(186)	(5.0)%
Used vehicle retail sales	$1,715	$1,733	$(18)	(1.0)%
Used vehicle wholesale sales	$256	$144	$112	77.8%
Total used	$1,421	$1,432	$(11)	(0.8)%
F&I PRU	$2,462	$2,368	$94	4.0%
Other:
SG&A expenses	$902.1	$841.5	$60.5	7.2%
Adjusted SG&A expenses (1)	$895.4	$826.7	$68.7	8.3%
SG&A as % gross profit	65.9%	65.7%	0.2%
Adjusted SG&A as % gross profit (1)	65.5%	64.6%	0.9%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$341.1	$354.6	$(13.6)	(3.8)%	$19.2	(9.2)%
Used vehicle retail sales	339.7	301.3	38.4	12.7%	18.7	6.5%
Used vehicle wholesale sales	36.2	25.9	10.3	39.9%	2.0	32.2%
Total used	375.9	327.1	48.7	14.9%	20.7	8.6%
Parts and service sales	80.6	74.3	6.3	8.5%	4.5	2.4%
F&I, net	21.0	16.3	4.7	28.7%	1.2	21.6%
Total revenues	$818.5	$772.4	$46.2	6.0%	$45.5	0.1%
Gross profit:
New vehicle retail sales	$23.8	$25.7	$(2.0)	(7.6)%	$1.4	(12.9)%
Used vehicle retail sales	16.0	14.8	1.2	7.9%	0.9	2.0%
Used vehicle wholesale sales	(1.6)	(2.4)	0.8	34.0%	(0.1)	37.9%
Total used	14.4	12.4	2.0	16.0%	0.8	9.8%
Parts and service sales	48.3	43.1	5.2	12.0%	2.7	5.8%
F&I, net	21.0	16.3	4.7	28.7%	1.2	21.6%
Total gross profit	$107.4	$97.5	$9.9	10.1%	$6.0	4.0%
Gross margin:
New vehicle retail sales	7.0%	7.3%	(0.3)%
Used vehicle retail sales	4.7%	4.9%	(0.2)%
Used vehicle wholesale sales	(4.4)%	(9.3)%	4.9%
Total used	3.8%	3.8%	—%
Parts and service sales	59.9%	58.0%	1.9%
Total gross margin	13.1%	12.6%	0.5%
Units sold:
Retail new vehicles sold (1)	7,763	8,388	(625)	(7.5)%
Retail used vehicles sold (1)	11,552	10,649	903	8.5%
Wholesale used vehicles sold	3,829	2,855	974	34.1%
Total used	15,381	13,504	1,877	13.9%
Average sales price per unit sold:
New vehicle retail (1)	$46,376	$44,235	$2,141	4.8%	$2,604	(1.0)%
Used vehicle retail (1)	$29,515	$28,293	$1,222	4.3%	$1,625	(1.4)%
Gross profit per unit sold:
New vehicle retail sales	$3,063	$3,069	$(6)	(0.2)%	$174	(5.9)%
Used vehicle retail sales	$1,385	$1,392	$(7)	(0.5)%	$76	(5.9)%
Used vehicle wholesale sales	$(414)	$(842)	$427	50.8%	$(25)	53.7%
Total used	$937	$920	$17	1.9%	$51	(3.6)%
F&I PRU	$1,085	$855	$230	26.9%	$60	19.9%
Other:
SG&A expenses	$87.0	$78.2	$8.7	11.2%	$4.8	5.1%
Adjusted SG&A expenses (2)	$87.0	$76.9	$10.1	13.2%	$4.8	7.0%
SG&A as % gross profit	81.0%	80.2%	0.7%
Adjusted SG&A as % gross profit (2)	81.0%	78.8%	2.2%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$741.7	$737.4	$4.3	0.6%	$19.2	(2.0)%
Used vehicle retail sales	670.9	618.6	52.3	8.5%	16.6	5.8%
Used vehicle wholesale sales	63.8	52.0	11.7	22.6%	1.9	19.0%
Total used	734.7	670.6	64.1	9.6%	18.5	6.8%
Parts and service sales	160.9	152.5	8.5	5.5%	3.9	3.0%
F&I, net	43.0	33.8	9.3	27.5%	1.1	24.3%
Total revenues	$1,680.3	$1,594.3	$86.1	5.4%	$42.6	2.7%
Gross profit:
New vehicle retail sales	$52.0	$53.4	$(1.4)	(2.5)%	$1.4	(5.2)%
Used vehicle retail sales	30.6	30.3	0.3	0.9%	0.8	(1.7)%
Used vehicle wholesale sales	(1.6)	(4.7)	3.1	65.8%	(0.1)	67.7%
Total used	29.0	25.6	3.4	13.2%	0.7	10.5%
Parts and service sales	94.4	86.9	7.4	8.6%	2.4	5.8%
F&I, net	43.0	33.8	9.3	27.5%	1.1	24.3%
Total gross profit	$218.4	$199.7	$18.7	9.4%	$5.6	6.6%
Gross margin:
New vehicle retail sales	7.0%	7.2%	(0.2)%
Used vehicle retail sales	4.6%	4.9%	(0.3)%
Used vehicle wholesale sales	(2.5)%	(9.1)%	6.5%
Total used	3.9%	3.8%	0.1%
Parts and service sales	58.6%	57.0%	1.6%
Total gross margin	13.0%	12.5%	0.5%
Units sold:
Retail new vehicles sold (1)	17,208	17,349	(141)	(0.8)%
Retail used vehicles sold (1)	23,475	21,947	1,528	7.0%
Wholesale used vehicles sold	7,020	5,595	1,425	25.5%
Total used	30,495	27,542	2,953	10.7%
Average sales price per unit sold:
New vehicle retail (1)	$45,540	$44,459	$1,081	2.4%	$1,175	(0.2)%
Used vehicle retail (1)	$28,641	$28,185	$455	1.6%	$709	(0.9)%
Gross profit per unit sold:
New vehicle retail sales	$3,024	$3,078	$(53)	(1.7)%	$82	(4.4)%
Used vehicle retail sales	$1,303	$1,381	$(78)	(5.6)%	$34	(8.1)%
Used vehicle wholesale sales	$(229)	$(842)	$612	72.7%	$(13)	74.3%
Total used	$950	$929	$21	2.3%	$23	(0.2)%
F&I PRU	$1,058	$859	$199	23.1%	$26	20.1%
Other:
SG&A expenses	$172.6	$158.1	$14.5	9.2%	$4.2	6.5%
Adjusted SG&A expenses (2)	$171.7	$155.6	$16.1	10.3%	$4.2	7.6%
SG&A as % gross profit	79.0%	79.2%	(0.1)%
Adjusted SG&A as % gross profit (2)	78.6%	77.9%	0.7%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$646.1	$(1.4)	$(0.6)	$—	$(0.7)	$(0.8)	$—	$642.5
Depreciation and amortization expense	$28.7	$—	$—	$—	$—	$—	$(1.0)	$27.8
Asset impairments	$0.4	$—	$—	$—	$—	$—	$(0.4)	$—
Restructuring charges	$7.6	$—	$—	$(7.6)	$—	$—	$—	$—
Income from operations	$253.0	$1.4	$0.6	$7.6	$0.7	$0.8	$1.3	$265.5

Income before income taxes	$183.9	$1.4	$0.6	$7.6	$0.7	$0.8	$1.3	$196.4
Less: Provision for income taxes	44.0	0.3	0.5	1.2	0.2	0.2	0.3	46.8
Net income from continuing operations	139.8	1.1	0.1	6.5	0.6	0.6	1.0	149.6
Less: Earnings allocated to participating securities	1.6	—	—	0.1	—	—	—	1.7
Net income from continuing operations available to diluted common shares	$138.3	$1.1	$0.1	$6.4	$0.6	$0.6	$1.0	$147.9

Diluted earnings per common share from continuing operations	$10.77	$0.08	$0.01	$0.50	$0.04	$0.05	$0.08	$11.52

Effective tax rate	24.0%							23.8%

SG&A as % gross profit (1)	69.0%							68.7%
Operating margin (2)	4.4%							4.7%
Pretax margin (3)	3.2%							3.4%

Same Store SG&A expenses	$553.8	$(1.4)	$—	$—	$(0.7)	$(0.8)	$—	$550.9
Same Store SG&A as % gross profit (1)	66.6%							66.2%

Same Store income from operations	$251.3	$1.4	$—	$—	$0.7	$0.8	$1.3	$255.6
Same Store operating margin (2)	5.1%							5.1%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.7	$—	$0.7
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.7	$—	$0.7

Net income	$140.5	$9.8	$150.3
Less: Earnings allocated to participating securities	1.6	0.1	1.7
Net income available to diluted common shares	$139.0	$9.7	$148.6

Diluted earnings per common share from discontinued operations	$0.05	$—	$0.05
Diluted earnings per common share from continuing operations	10.77	0.75	11.52
Diluted earnings per common share	$10.82	$0.75	$11.57
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$497.2	$(8.6)	$21.5	$(0.1)	$(1.7)	$(0.2)	$—	$508.2
Depreciation and amortization expense	$28.2	$—	$—	$—	$—	$—	$(3.7)	$24.5
Income (loss) from operations	$241.1	$8.6	$(21.5)	$0.1	$1.7	$0.2	$3.7	$233.9

Income (loss) before income taxes	$183.0	$8.6	$(21.5)	$0.1	$1.7	$0.2	$3.7	$175.8
Less: Provision (benefit) for income taxes	45.2	2.1	(5.6)	—	0.1	—	0.9	42.7
Net income (loss) from continuing operations	137.9	6.5	(15.9)	0.1	1.6	0.1	2.8	133.1
Less: Earnings (loss) allocated to participating securities	2.9	0.1	(0.3)	—	—	—	0.1	2.8
Net income (loss) from continuing operations available to diluted common shares	$134.9	$6.4	$(15.5)	$0.1	$1.5	$0.1	$2.8	$130.3

Diluted earnings (loss) per common share from continuing operations	$10.15	$0.48	$(1.17)	$0.01	$0.12	$0.01	$0.21	$9.80

Effective tax rate	24.7%							24.3%

SG&A as % gross profit (1)	64.9%							66.3%
Operating margin (2)	5.1%							5.0%
Pretax margin (3)	3.9%							3.7%

Same Store SG&A expenses	$506.9	$(8.6)	$—	$(0.1)	$(1.7)	$(0.2)	$—	$496.4
Same Store SG&A as % gross profit (1)	67.1%							65.7%

Same Store income from operations	$222.7	$8.6	$—	$0.1	$1.7	$0.2	$3.7	$237.0
Same Store operating margin (2)	4.8%							5.1%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.3	$—	$0.3
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.3	$—	$0.3

Net income (loss)	$138.2	$(4.7)	$133.4
Less: Earnings (loss) allocated to participating securities	2.9	(0.1)	2.8
Net income (loss) available to diluted common shares	$135.2	$(4.6)	$130.6

Diluted earnings per common share from discontinued operations	$0.02	$—	$0.02
Diluted earnings (loss) per common share from continuing operations	10.15	(0.35)	9.80
Diluted earnings (loss) per common share	$10.17	$(0.35)	$9.82
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Six Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,263.4	$(1.4)	$7.1	$(1.0)	$—	$(1.8)	$(3.4)	$—	$1,262.8
Depreciation and amortization expense	$58.0	$—	$—	$—	$—	$—	$—	$(1.4)	$56.6
Asset impairments	$0.8	$—	$—	$—	$—	$—	$—	$(0.8)	$—
Restructuring charges	$18.7	$—	$—	$—	$(18.7)	$—	$—	$—	$—
Income (loss) from operations	$486.9	$1.4	$(7.1)	$1.0	$18.7	$1.8	$3.4	$2.1	$508.3

Income (loss) before income taxes	$351.4	$1.4	$(7.1)	$1.0	$18.7	$1.8	$3.4	$2.1	$372.8
Less: Provision (benefit) for income taxes	83.8	0.3	(1.2)	—	3.9	0.2	0.8	0.5	88.4
Net income (loss) from continuing operations	267.6	1.1	(5.9)	1.0	14.8	1.6	2.6	1.6	284.4
Less: Earnings (loss) allocated to participating securities	3.2	—	(0.1)	—	0.2	—	—	—	3.4
Net income (loss) from continuing operations available to diluted common shares	$264.4	$1.1	$(5.9)	$1.0	$14.6	$1.6	$2.6	$1.6	$281.0

Diluted earnings (loss) per common share from continuing operations	$20.40	$0.08	$(0.45)	$0.08	$1.13	$0.12	$0.20	$0.12	$21.68

Effective tax rate	23.8%								23.7%

SG&A as % gross profit (1)	69.1%								69.1%
Operating margin (2)	4.3%								4.5%
Pretax margin (3)	3.1%								3.3%

Same Store SG&A expenses	$1,074.7	$(1.4)	$—	$(1.0)	$—	$(1.8)	$(3.4)	$—	$1,067.1
Same Store SG&A as % gross profit (1)	67.7%								67.3%

Same Store income from operations	$462.0	$1.4	$—	$1.0	$—	$1.8	$3.4	$0.5	$470.2
Same Store operating margin (2)	4.8%								4.9%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.0	$—	$1.0
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.0	$—	$1.0

Net income	$268.6	$16.8	$285.4
Less: Earnings allocated to participating securities	3.2	0.2	3.4
Net income available to diluted common shares	$265.4	$16.6	$282.0

Diluted earnings per common share from discontinued operations	$0.08	$—	$0.08
Diluted earnings per common share from continuing operations	20.40	1.28	21.68
Diluted earnings per common share	$20.48	$1.28	$21.76
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Six Months Ended June 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$973.3	$(9.1)	$52.4	$(0.6)	$(4.5)	$(3.3)	$—	$1,008.3
Depreciation and amortization expense	$52.0	$—	$—	—	$—	$—	$(4.2)	$47.9
Income (loss) from operations	$483.8	$9.1	$(52.4)	0.6	$4.5	$3.3	$4.2	$452.9

Income (loss) before income taxes	$376.3	$9.1	$(52.4)	$0.6	$4.5	$3.3	$4.2	$345.4
Less: Provision (benefit) for income taxes	91.0	2.2	(13.4)	0.1	0.6	0.8	1.0	82.2
Net income (loss) from continuing operations	285.3	6.9	(38.9)	0.4	3.9	2.5	3.2	263.2
Less: Earnings (loss) allocated to participating securities	6.3	0.2	(0.9)	—	0.1	0.1	0.1	5.8
Net income (loss) from continuing operations available to diluted common shares	$279.0	$6.7	$(38.1)	$0.4	$3.8	$2.4	$3.1	$257.4

Diluted earnings (loss) per common share from continuing operations	$20.91	$0.51	$(2.85)	$0.03	$0.28	$0.18	$0.23	$19.29

Effective tax rate	24.2%							23.8%

SG&A as % gross profit (1)	64.5%							66.8%
Operating margin (2)	5.3%							4.9%
Pretax margin (3)	4.1%							3.8%

Same Store SG&A expenses	$999.6	$(9.1)	$—	$(0.6)	$(4.5)	$(3.3)	$—	$982.3
Same Store SG&A as % gross profit (1)	67.5%							66.4%

Same Store income from operations	$430.7	$9.1	$—	$0.6	$4.5	$3.3	$4.2	$452.2
Same Store operating margin (2)	4.8%							5.0%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.8	$—	$0.8
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.8	$—	$0.8

Net income (loss)	$286.1	$(22.1)	$264.0
Less: Earnings (loss) allocated to participating securities	6.3	(0.5)	5.8
Net income (loss) available to diluted common shares	$279.8	$(21.6)	$258.2

Diluted earnings per common share from discontinued operations	$0.06	$—	$0.06
Diluted earnings (loss) per common share from continuing operations	20.91	(1.62)	19.29
Diluted earnings (loss) per common share	$20.97	$(1.62)	$19.35
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items and accelerated depreciation expense.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$471.6	$(1.4)	$(0.6)	$(0.7)	$(0.8)	$468.0
SG&A as % gross profit (1)	64.7%					64.2%

Same Store SG&A expenses	$466.8	$(1.4)	$—	$(0.7)	$(0.8)	$463.9
Same Store SG&A as % gross profit (1)	64.5%					64.0%

	Three Months Ended June 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$417.6	$(8.6)	$21.5	$(0.4)	$(0.2)	$429.9
SG&A as % gross profit (1)	62.5%					64.4%

Same Store SG&A expenses	$428.7	$(8.6)	$—	$(0.4)	$(0.2)	$419.5
Same Store SG&A as % gross profit (1)	65.2%					63.8%

	Six Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$919.0	$(1.4)	$7.1	$(1.0)	$(0.8)	$(3.4)	$919.4
SG&A as % gross profit (1)	65.5%						65.5%

Same Store SG&A expenses	$902.1	$(1.4)	$—	$(1.0)	$(0.8)	$(3.4)	$895.4
Same Store SG&A as % gross profit (1)	65.9%						65.5%

	Six Months Ended June 30, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$812.5	$(9.1)	$52.4	$(2.5)	$(3.3)	$850.0
SG&A as % gross profit (1)	62.2%					65.0%

Same Store SG&A expenses	$841.5	$(9.1)	$—	$(2.5)	$(3.3)	$826.7
Same Store SG&A as % gross profit (1)	65.7%					64.6%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.K.
(Unaudited)
(In millions)

	Three Months Ended June 30, 2024
	U.S. GAAP	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$79.6	$(0.1)	$(1.2)	$78.2
SG&A as % gross profit (1)	80.5%			79.1%

Same Store SG&A expenses	$78.2	$(0.1)	$(1.2)	$76.9
Same Store SG&A as % gross profit (1)	80.2%			78.8%

	Six Months Ended June 30, 2025
	U.S. GAAP	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$344.3	$(1.0)	$343.4
SG&A as % gross profit (1)	81.2%		81.0%

Same Store SG&A expenses	$172.6	$(1.0)	$171.7
Same Store SG&A as % gross profit (1)	79.0%		78.6%

	Six Months Ended June 30, 2024
	U.S. GAAP	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$160.8	$(0.6)	$(1.9)	$158.3
SG&A as % gross profit (1)	79.5%			78.3%

Same Store SG&A expenses	$158.1	$(0.6)	$(1.9)	$155.6
Same Store SG&A as % gross profit (1)	79.2%			77.9%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.